Exhibit 10.3

File no.: 20908280A
Account no.: 352926074

LEASEHOLD CONTRACT — BAR LEV

(Industry and workshops)

Capitalized

made and entered into at                                  on the 6th day of June 2007

Between

ISRAEL LANDS ADMINISTRATION which manages the lands of the STATE OF ISRAEL, the DEVELOPMENT AUTHORITY, the KEREN KAYEMET LE-ISRAEL (hereinafter referred to as “the Lessor”) whose address for purposes of this Contract is: Plaza Hotel, 2 Hermon Street, Nazareth Illit

of the one part;

And

CAESARSTONE SDOT-YAM LTD. Identity/Corporation no. 511439507 (hereinafter: “the Lessee”), whose address for purposes of this Contract is: Sdot-Yam, Sdot-Yam of the other part;

Preamble

The preamble to this Leasehold Contract constitutes an integral part of the conditions of leasehold and together therewith constitutes the Leasehold Contract. The aforesaid conditions of leasehold were published in Yalkut Pirsumim [Gazette] No. 4818 on November 4, 1999.

WHEREAS the State of Israel plus the Development Authority is the owner of the land described below in this preamble (hereinafter: “the Plot”);

AND WHEREAS a building or buildings stand/s on the Plot (hereinafter: “the Building”) which were erected in a period preceding the date of this Leasehold Contract coming into force;

AND WHEREAS if the construction of the Buildings was not completed so as to allow for the habitation and occupation thereof and/or the full use thereof for purposes of the leasehold, the Lessee declares that it undertakes to complete the construction of the Buildings in a manner that same will be fit for use for the aforesaid purposes, by not later than one year from the date of the Lands Administration signing this Contract, and that it is aware that this undertaking constitutes a material and fundamental term and condition of this Contract;

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AND WHEREAS the Lessor has agreed to lease the Plot under leasehold to the Lessee together with everything that is built thereon and permanently affixed thereto (hereinafter: “the Permanent Fixtures”) (the Plot and the Permanent Fixtures will henceforth be referred to as — “the Leasehold Property”), but this will be on a condition precedent that the Lessee’s obligations – whether according to a development contract with the Lessor or pursuant to another agreement with the Lessor — have been fully complied with in the period preceding the date on which this Leasehold Contract comes into force;

AND WHEREAS the parties agree that for the sake of convenience only the Lessee will sign a copy of this Leasehold Contract without this binding the Lessor, so long as all the Lessee’s aforesaid obligations have not been fulfilled. It is expressly agreed by the parties that the Leasehold Contract will be valid and effectual only after the Lessor also signs it and only if the Lessee performs and fulfils its aforesaid obligations vis-à-vis the Lessor. Until such time as the Lessor has signed the Leasehold Contract, the conditions will not be binding on the parties, and the signature of the Lessee alone on the Leasehold Contract will not confer on it any right pursuant to the Leasehold Contract. The date on which the Lessor signs the Contract will be deemed to be the date of signing of the Leasehold Contract;

AND WHEREAS on the date of commencement of the leasehold period the Lands Administration delivered possession of the leasehold property to the Lessee or to the person who held the right of leasehold in the leasehold property before the Lessee, and if there are occupiers on the leasehold property the Lessor has no obligation to evict them and/or to bear the expenses for their eviction;

AND WHEREAS the Lessee hereby declares that no restriction applies to it with regard to its entering into this Contract with the Lessor pursuant to the provisions of Clause 19(a)(3) of this Leasehold Contract and that it is aware that solely on this condition precedent and basic condition is the Lessor prepared to enter into this Leasehold Contract with it;

AND WHEREAS according to the provisions of the convention between the State of Israel and the Keren Kayemet L’Israel (hereinafter: “the Keren”) which was published in Yalkut Pirsumim No. 1456 dated 11th Sivan 5728, page 1597, management of the lands and real estate owned by the Keren, including the leasing thereof under leasehold and the grant of consent to a transfer of the leasehold rights therein or a refusal to grant such consent, shall be made by the Lessor subject to the Memorandum and Articles of Association of the Keren, and the Lessee hereby declares that it is aware that if the Plot, in whole or in part, is owned by the Keren, or may in the future be owned by the Keren, it will be governed by the provisions of the aforesaid convention and that only on the basis of this fundamental condition precedent is the Lessor prepared to enter into this Leasehold Contract with it;

AND WHEREAS if the purpose of the leasehold is for industry or workshops, or for tourism, then, in addition to the conditions of leasehold below, the conditions set forth below in this preamble shall also apply to this Contract:

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(a)	If the purpose of the leasehold is for industry or workshops and the Lessee requests the Lessor for consent to alter the type of industry or workshops that are specified in “the purpose of the leasehold”, the Lessor will be entitled to make the grant of its consent thereto conditional, inter alia, on a change in the length of the leasehold period in accordance with the Lessor’s decisions as prevailing from time to time, as well as the obtaining of a recommendation from the Ministry of Industry and Trade to the requested alteration in the type of industry or workshops and for the length of the leasehold period that was recommended by it for this purpose.

(b)	If the purpose of the leasehold is industry or workshops or tourism, then in addition to and subject to all the remaining conditions in Clause 9 and Clause 14 below, the Lessee will be obliged to attach to its application for the making of any of the alterations referred to in Clause 9, or for transfer of the rights under this Contract as stated in Clause 14, as the case may be, a suitable and valid recommendation from the Ministry of Industry and Trade or the Ministry of Tourism, as the case may be. The Lessor will not grant its consent to any of the Lessee’s abovementioned applications unless the Lessee has furnished it with such a valid recommendation.

(c)	“The Ministry of Industry and Trade”, “the Ministry of Tourism” — includes another government ministry charged with the subjects and matters of the same type as the “purpose of the leasehold”, all in accordance with decisions of the Israel Lands Council or the Lessor’s decisions and as will be required from time to time as the case may be.

AND WHEREAS the meaning of the terms in this Contract will be according to what is stated below in this preamble, unless the context necessitates a different meaning according to the Contract:

“The Plot”: the Plot described in the drawing attached to an agreement between the Lessee and the housing company or the drawing that is attached hereto that was prepared by the Lessor and the details of which are:

Location: Mateh Asher Regional Council                             Area: 63,680 sq.m. approx.

Registration Block: 18508 Parcels: 49 (in part)

Registration Block: 19618 Parcels: 37 (in part), 38 (in part), 39 (in part), 40 (in part), 41 (in part), 42 (in whole), 43 (in whole),

44 (in whole), 45 (in whole), 46 (in whole), 47 (in whole), 48 (in part), 49 (in part), 50 (in part), 51 (in part), 53 (in whole).

Plot/s no. 2000 according to Detailed Plan No. HA/MK/2004/9

“Date of approval of the transaction”: the date on which the transaction that is the subject of this Contract was approved by the Lessor’s management.

“The leasehold period”: 49 years, commencing from the date of approval of the transaction, namely from February 6, 2005 until February 5, 2054.

“Additional leasehold period”: 49 years commencing from the end of the leasehold period.

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“Purpose of the leasehold”: Erecting works for quartz slabs ..

“Building capacity”:             percentage per floor, on 4 floors, and altogether             percent which represents                     units and which aggregate in all 76416.0 built sq.m.

“Main area”: 50944.0 sq.m.

“Service area”: 25472.0 sq.m.

“Leasehold fees”:

Annual leasehold fees for the entire leasehold period which will be paid to the Lessor in advance where same are capitalized as is customary at the Lessor (hereinafter: “Capitalized Leasehold Fees”).

The capitalized user fees that were deposited with the Lessor prior to signing of this Leasehold Contract, if deposited, shall be deemed to be payment of Capitalized Leasehold Fees.

“The basic value of the plot”: NIS 10,250,000.00 (ten million two hundred and fifty thousand shekels) as at the date of the approval of the abovementioned transaction.

“The Basic Index”: The last Consumer Price Index as was known on the date of approval of the aforesaid transaction.

“The zoning”: Industry and workshops.

AND WHEREAS if the Lessee is more than one person or one body corporate, the obligations of the persons or the bodies corporate who constitute the Lessee will be joint and several, and their rights under this Contract will be only joint;

AND WHEREAS in addition to the terms and conditions of the Leasehold Contract below the following special conditions shall apply:

#	The Lessee is aware that according to a recommendation of the Ministry of Trade, Industry and Employment to exempt from a tender, a minimum main area for construction of 6,000 sq.m. built-up area was fixed for Plot 2000B. Failure to comply with this condition will be deemed to be a breach of the conditions of the ‘addition of area’ transaction and the recommendation of the Ministry of Trade, Industry and Employment, and the Lands Administration will be entitled to cancel the allocation and the additional area will revert to the Lands Administration.

#	The Lessee is aware that the allocation is solely for purposes of industry. Any use of the Leasehold Property which does not conform with the purpose of the allocation and with what is specified in the recommendation of the Ministry of Trade, Industry and Employment will be deemed to be a material breach of this Leasehold Contract and will allow for cancellation of the Contract and the return of the land

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to the Lands Administration without any compensation in respect of the investments in the area, unless 8 years have passed from the date of completion of construction of what is built on Plot 2000B.

#	The allocation is based on Plan HA/MK/2004/9 which allows for maximum exploitation to an extent of 120% on 4 floors including service areas (80% main area + 40% service areas).

#	This Contract cancels the contract of January 11, 2006 and replaces it.

AND WHEREAS in addition to the terms and conditions of the Leasehold Contract that were published as aforesaid, the special conditions and/or an addendum to the Leasehold Contract will apply at the time of a splitting of plot as described and attached below.

It is agreed by the parties that the drawing, the special conditions, the addendum to the Leasehold Contract as aforesaid constitute an integral part of the preamble and the conditions that were published as aforesaid.

In witness whereof the parties have hereunto signed:

The Lessor:		The Lessee: CAESARSTONE SDOT-YAM LTD.

1.	Name	1.	Name	Ahuva Lutzky
	Title		Identity No.	52357233
	Office		Signature	(— )
	Israel Lands Administration on behalf of the State / Development Authority / KKL

2.	Name Yochevet Schwarzberg	2.	Name	Giora Wagman
	Title Head of Division ( — )		Identity No.	5102746
	Office		Signature	(— )
	Signature

Certifier:

I the undersigned certify that I identified the above-mentioned Lessee according to identification documents that were exhibited to me and that the Lessee signed this Contract in my presence.

Name Mordechai Shapira Title and Office Director of Bar-Lev Works Signature of Certifier ( — )

Contract: 201/19 Conditions 206/10 Date produced, 14:05:52 March 6, 2007 20908280A

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APPENDIX FOR AMENDMENT OF LICENSEE AGREEMENT

Signed at Sdot-Yam on the 21st day of December 2006

- Between -

CaesarStone Sdot-Yam Ltd.

of Kibbutz Sdot-Yam 38805, Pvte. Co. 51-143950-7

(hereinafter: “CaesarStone” or “the Company”)

of the one part

- And -

Kibbutz Sdot-Yam

Cooperative Agricultural Society Ltd., No. 57-000350-9

(hereinafter: “the Kibbutz”)

of the other part

WHEREAS:	A licensee agreement was signed between the parties on January 1, 2001 for the use by CaesarStone of land belonging to the Kibbutz with this being under the conditions set forth in the agreement (hereinafter: “the Licensee Agreement”); and

WHEREAS:	The parties have agreed that CaesarStone will grant the Kibbutz a loan under the conditions and at the times specified in the loan agreement to which this Appendix for Amendment is attached as Appendix C (hereinafter: “the Loan Agreement”); and

WHEREAS:	As part of the conditions of the Loan Agreement, the parties have agreed to amend the provisions of the License Agreement as set forth below in this Appendix for Amendment;

Now therefore it is agreed, declared and stipulated by the parties as follows:

1.	The preamble to this Appendix for Amendment constitutes an integral part hereof and of the conditions hereof.

2.	The Licensee Agreement as referred to in Clause 5.1 of the Licensee Agreement is hereby be extended until December 31, 2013. The provisions of Clause 5.2 of the Licensee Agreement will continue to apply without any change.

3.

Notwithstanding the contents of Clause 6.3 of the Licensee Agreement, the balance of the monthly user fees (after effecting the setoff as mentioned in Clause 2.3.3 of the Loan Agreement) shall be paid not later than the 10th day of each month, by way of a check which will be transferred to the Kibbutz each month, or by a bank transfer which will be made on the date of payment, all of which will be in new shekels according to the rate of the dollar as stated in the Licensee Agreement. However, during the reduction years, as defined in the Loan Agreement, the monthly user fees, to the extent of the amount of the annual reduction (in other words an annual amount of NIS 4,000,000 linked to the index) as defined in the Loan Agreement, will not be setoff but will be transferred by CaesarStone, by way of an irrevocable instruction, to cover the actuarial deficit of the Kibbutz in a division according to the instructions of the tax/pension consultants of the Kibbutz. This amount will be transferred by CaesarStone as follows: (a) a sum of NIS 476,200 linked to the index will be transferred in the sixth month of each of the reduction years, by not later than the 10th of the month, and (b) in the seventh until the twelfth months in each of those years a sum of NIS 587,300 linked to the index will be transferred, by not later than the 10th of each month.

4.	It is hereby clarified that in accordance with the contents of Appendix E to the Licensee Agreement, in every case in which a change and/or amendment is made and/or building construction is performed in the permit area and these are done by means of a loan which the Company will provide to the Kibbutz (hereinafter: “the Building Loan”), a setoff of the user fees as mentioned in Clause 5 of this Appendix E, will be made (a) only subject to the contents of the Loan Agreement (including subject to the amount of the monthly repayment that will be paid to the Company and also a sum of NIS 208,333.333 per month linked to the index commencing from October 1, 2006, which was assigned to Bank Leumi le-Israel B.M., Bank Hapoalim B.M., United Mizrahi Bank Ltd., Israel Discount Bank Ltd. and the Industrial Development Bank of Israel Ltd.), and (b) only against the additional user fees that will be payable by the Company to the Kibbutz in respect of such alteration and/or amendment and/or building construction, without this derogating from the obligation of the Kibbutz to pay the amount of the Building Loan.

5.	Subject to the foregoing, the remaining conditions of the Licensee Agreement will remain in force without any change.

In witness whereof the parties have signed this Appendix for Amendment:

CaesarStone Sdot-Yam Ltd.	Kibbutz Sdot-Yam

Signature: ( — ) ( — )	Signature: ( — )

By:	By:
Function:	Function:
CaesarStone Sdot-Yam Ltd.	Kibbutz Sdot-Yam

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MIZRAHI LEASING

FINANCE AND LEASING COMPANY LTD.

113 Allenby Street, Tel Aviv, telephones 03-5679775,

03-5679754, fax 03-5679919

By the grace of G-d, July 11, 2001

3045/7080

Registrar of Companies

P.O. Box 767

Jerusalem

Dear Sir/Madam,

re:    Removal of charge — in name of CaesarStone Pvte. Co. 511439507

We have pleasure in informing you hereby that we have no objection to the deletion of the charge that was registered in our favor by the abovementioned company as follows:

1. Charge no. 2 which was registered by you on May 18, 1997.

2.

Yours truly,

( — )

Mizrahi-Leasing Finance and Leasing Company Ltd.

Ministry of Justice Registrar of Companies and Partnerships

July 16, 2001

RECEIVED

[Wording alongside drawing of area]

ISRAEL LANDS ADMINISTRATION

NORTHERN DISTRICT

MAPPING AND SURVEYING DEPARTMENT

[insignia]                [insignia]

Job No.:                    663/19

Location:	BAR LEV

Blocks:	18508 19618

Parcels:	49 P, 51,53 P-48 P, 47 — 41,42 P — 37 P

Plot No.:	2000

Area:	63,680 d. Area including open public area — 6,820 d.

Scale:	1 : 2500

File No.:	2090828-0 A

Purpose of drawing:	Allocation of area to Caesar Stone

Drawing of surrounding area

[diagram]

1.	Survey plan of chartered surveyor No. on date

2.	The drawing is based on Detailed Plan or Outline Plan No. HA/MK/2004/9

3.	The drawing was prepared by Juliana on October 10, 2006

4.	The drawing was approved by Majed P on October 10, 2006

5.	The change was made by and examined by ( — ) Majed Faraj

District Commissioner Mapping and Surveying Northern District

( — ) CAESAR STONE ( — ) Sdot-Yam Ltd.

Israel Lands Administration

File no: A 20908280

Account no: 352926075

Contract of Lease

(Industry and Workshops)

Capitalized

Made and executed in                      this 11 day of January, 2006 on             day of             ,

BETWEEN:

Israel Lands Administration,

that administers Israel State lands, the Development Authority, and the Jewish National Fund

(hereinafter called: “the Lessor”)

whose address for purposes of this Contract is:

Plaza Hotel, 2 Hermon Street, Upper Nazareth

of the one part

AND:	CaesarStone Sdot Yam Ltd., I.D./corporate no. 511439507 (hereinafter called “the Lessee”) whose address for the purpose of this Contract is: Sdot Yam of the other part

Preamble

The preamble to this Contract of Lease constitutes an integral part of the terms of the Lease and together therewith constitutes the Contract of Lease. The terms of the Lease have been published in the Official Gazette (Yalkut Pirsumim) no. 4818 of 4.11.1999.

WHEREAS The State of Israel/ Development Authority is the owner of the land described below in this preamble (hereinafter: “the Site”); and

WHEREAS a building or buildings are situated on the Site (hereinafter: “the Buildings”) which were set up during the period preceding the date of this Contract of Lease entering into effect; and

WHEREAS insofar as the construction of the Buildings has not been completed to enable the full habitation or use thereof for the purpose of the Lease, the Lessee declares that it undertakes to complete construction of the Buildings in a manner which will render them usable for such purpose, by no later than one year after the date of the signature by the Administration of this Contract, it being aware that this undertaking constitutes a fundamental term of this Contract; and

WHEREAS The Lessor has agreed to grant a lease of the Site to the Lessee, including everything constructed thereon and permanently affixed thereto (hereinafter: “the Fixtures”), (the Site with the Fixtures being hereinafter called — “the Premises”), on the prior condition that the Lessee’s undertakings — whether according to the Development Contract with the Lessor or according to any other agreement with the Lessor — have been fully performed during the period preceding the date on which this Contract of Lease enters into effect; and

WHEREAS The parties agree that for purposes of convenience only, the Lessee will sign a copy of this Contract of Lease without this binding the Lessor, as long the Lessee’s above mentioned undertakings have not been fully performed. It is expressly agreed by the parties that the Contract of Lease will only be valid after the Lessor will have also signed the same and only after the Lessee will have performed its undertakings towards the Lessor mentioned. Pending the signature by the Lessor of this Contract of Lease, the conditions thereof will not be binding upon the parties and the Lessee’s signature alone to this Contract of Lease will not confer upon it any right whatsoever thereunder. The date on which the Lessor will sign the same will be deemed to be the date of the execution of this Contract of Lease.

WHEREAS the Administration conveyed on the date of the commencement of the Term of the Lease possession in the Premises to the Lessee or to whomsoever were the proprietors of the leasehold right in the Premises before it, and insofar as there are parties in possession of the Premises, the Lessor is under no obligation to eject them or bear the costs of evicting them; and

WHEREAS the Lessee hereby declares that no restriction applies with respect to its entering into this Contract with the Lessor according to the provisions of clause 19(a)(3) of this Contract of Lease and that it is aware that the Lessor is only prepared to enter into this Contract of Lease with it on the basis of this prior and fundamental condition; and

WHEREAS according to the provisions of the Treaty between the State of Israel and the Jewish National Fund (hereinafter: “the Fund”) which was published in the Official Gazette (Yalkut Pirsumim) no. 1456 of 11 Sivan, 5721 at p. 197, the administration of the Land owned by the Fund, including the leasing thereof and the grant of consent or refusal to grant consent to a transfer of the leasehold rights therein will be made by the Lessor subject to the Memorandum and Articles of Association of the Fund, and the Lessee hereby declares that it is aware that if all or any of the Site is or will be in the ownership of the Fund, the provisions of the above Treaty will apply to it and on the basis of this preliminary and fundamental condition only is the Lessor prepared to enter into this Contract of Lease with it; and

WHEREAS if the purpose of the Lease is for industry or workshops, or tourism, then, in addition to the terms of the Lease set out below, the terms contained below in this preamble will additionally apply to this Contract:

(a)	If the purpose of the Lease is for industry or workshops, and the Lessee requests from the Lessor consent to vary the class of industry or workshop that has been prescribed in the “Purpose of the Lease”, the Lessor may impose conditions on the grant of its consent thereto, inter alia, by modifying the duration of the Lease Term pursuant to the Lessor’s decisions existing from time to time, and also on receiving a recommendation of the Ministry of Industry and Trade to the modification requested of the class of industry or workshop and the duration of the Lease Term as recommended by it for such purpose.

(b)	If the Purpose of the Lease is for industry or workshops or for tourism, then, in addition to and subject to all the remaining terms contained in clause 9 and clause 14 hereof, the Lessee will be bound to attach to its request to make any of the modifications mentioned in clause 9 or for the transfer of rights in this Contract as stated in clause 14, depending on the case, a suitable and valid recommendation from the Ministry of Industry and Trade or the Ministry of Tourism, as appropriate. The Lessor will not grant its consent to any of the above requests by the Lessee unless the Lessee will have furnished such valid recommendation to it.

(c)	“The Ministry of Industry and Trade”, “the Ministry of Tourism” — includes also any other government ministry that is charged with matters of the class of “the Purpose of the Lease” all according to the decisions of the Israel Lands Council or the decisions of the Lessor, as binding from time to time, as appropriate; and

WHEREAS the meaning of the terms contained in this Contract will be pursuant to that stated below in this preamble, unless the context otherwise requires according to this Contract:

“the Site”: the site described in the plan attached to this Agreement between the Lessee and the housing entity or on the plan attached hereto as prepared by the Lessor, details of which are:

Location: Matte Asher Regional Council                                  Area: 41,606 sq.m., approximately

Registered Block:	19618 Parcels: 42 (whole), 43 (whole), 44 (part), 45 (part), 46 (part), 47 (whole), 48 (whole), 49 (part), 50 (part), 51 (part), 53 (part).

Site(s) no. 2000 According to Detailed Plan no. 9/2004/HA/MK

“Date of Approval of the Transaction”: the date on which the transaction to which this Contract relates was approved by the Lessor’s management.

“Term of the Lease”: 49 years commencing from the Date of the Approval of the Transaction, i.e. from 06.02.2005 until — 05.02.2054.

“Further Lease Term”: 49 years commencing from the end of the Term of the Lease.

“Purpose of the Lease”: to set up a quartz panel plant.

“Construction Capacity”:              percentage per floor, on              floors, aggregating              percentage constituting              units and totalling 49927.0 constructed sq.m.

“Rent”:

Annual Rent for the entire Term of the Lease that will be paid to the Lessor in advance amortized as customary with the Lessor (hereinafter: “Capitalized Rent”).

The capitalized user fees that have been deposited with the Lessor prior to the execution of this Contract of Lease, if deposited, will be deemed to be payment of the Capitalized Rent.

“Basic Value of the Site”: NIS. 6.660,000.00 (six million, six hundred and sixty thousand new shekels) as of the Date of the Approval of the Transaction, mentioned above.

“Base Index”: the last Consumer Price Index that was known on the Date of the Approval of the Transaction, mentioned above.

“Zoning”: industry and workshops; and

WHEREAS if the Lessee consists of more than one person or body corporate, the undertakings of the persons or the bodies corporate constituting the Lessee will be joint and several while their rights under this Contract will only be joint; and

WHEREAS in addition to the terms of this Contract of Lease set out below, the following special conditions will apply:

The entrepreneur is aware that according to the recommendation of the Ministry of Industry and Trade, for an exemption from tender it is determined that the minimum construction area be12,000 square metres.

Construction of 12,000 square metres will be regarded by the ILA as compliance with the terms of the Development Agreement and enable the conversion thereof into a Contract of Lease.

All the above is in addition to the performance of the remaining terms of the Agreement.

The allocation is based on the HA/MK/2004/9 Plan that allows maximum exploitation of 120% on 4 storeys including service areas (80% principal area + 40% service areas).

The entrepreneur is aware that the allocation is for industrial purposes and no trading purpose will be permitted.

WHEREAS in addition to the published terms of this Contract of Lease mentioned above, the special conditions and/or addendum to this Contract of Lease will apply at the time of any severing of the Site, as set out below and attached hereto.

It is agreed by the parties that the plan, the special conditions, the addendum to this Contract of Lease mentioned above constitutes an integral part of the preamble and the conditions that were published as above.

In witness whereof the parties have set their hands:

The Lessor:		The Lessee:
1.	Name (signed and stamped	1.	Name CaesarStone Sdot Yam Ltd.
	Description Israel Lands Administration		I.D. no. 511439507
pp. the State of Israel Development Authority/JNF
	Position		Signature: (signed)
Signature (signed)

2.	Name Yocheved Schwartzberg	2.	Name
	Description Head of Transactions ILA North		I.D. no.
	Position		Signature:
Signature: (signed)

Confirming party:

I, the undersigned, confirm that I identified the above Lessee according to the identification documents that were produced to me and that the Lessee signed this Contract in my presence.

Name: Amir Hershkovitz, Advocate Licence no. 25278 Job description: Lawyer Signature of confirming party: (signed)

Plan of the area attached on the next page of the original Hebrew.

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